Movie Gallery Reports Results for the 2007 First Quarter

DOTHAN, Ala., May 11, 2007 -- Movie Gallery, Inc. (Nasdaq: MOVI) today reported results for the first quarter ended April 1, 2007.

For the first quarter of 2007, Movie Gallery's total revenues were $647.7 million, a decrease of 6.7% from $694.4 million in the first quarter of 2006. Total revenues were primarily impacted by a 5.9% decline in same-store total revenues for the first quarter as compared to the first quarter of 2006. To a lesser extent, the decrease in revenues also resulted from the reduction of the Company's store footprint by 184 stores, or approximately 4%, year over year.

Same-store total revenues declined 4.0% at Movie Gallery branded stores and declined 6.8% at Hollywood branded stores. The same-store total revenues at the Hollywood brand were impacted by a 13.1% decline in same-store revenues at the Hollywood Video segment, which was partially offset by a 26.4% increase in same-store revenues in the Game Crazy segment.

Gross margin on rental revenue for the first quarter of 2007 was essentially flat at 69.7% compared to 69.6% for the first quarter of 2006. The Company's rental gross margin for the first quarter of 2006 was negatively impacted by a charge of $6.8 million, or 1.0% of rental revenue, which was recorded to reflect changes in rental amortization estimates in the Movie Gallery segment. Rental gross margins in the first quarter of 2007 reflect the adverse impact of a 17% decline in the average sales price of previously viewed DVD movies.

The Company's operating income for the first quarter of 2007 was $33.6 million as compared to $67.5 million for the first quarter of 2006. During the first quarter of 2007, the Company incurred additional expenses of approximately $6.3 million, or $0.21 per share, that impacted operating income. These expenses primarily related to our digital content and online delivery efforts, higher professional fees, and real estate optimization initiatives.

In conjunction with the senior credit facility refinancing in the first quarter of 2007, net interest expense included a debt extinguishment charge of $17.5 million, or approximately $0.58 per share, to write off unamortized deferred financing fees related to Movie Gallery's previous senior credit
facility.   As a result, the Company reported a net loss of $14.9 million, or
$0.47 per share, for the first quarter of 2007 which compares to net income of $40.3 million, or $1.27 per share, in the first quarter of 2006.

Adjusted EBITDA, which is defined as operating income plus depreciation, amortization, non-cash stock compensation, and special items, less purchases of rental inventory, totaled $63.5 million during the first quarter of 2007 compared to $116.8 million in the first quarter of 2006. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.

As of April 1, 2007, Movie Gallery had total cash of $27 million and availability under its credit facility of $100 million.

Management's Commentary

Thomas Johnson, Executive Vice President and Chief Financial Officer, said, "At the end of the quarter and as previously announced, the Company entered into a new senior secured credit facility that provides additional flexibility to the business and significantly reduces the capital constraints that the Company had been working under. With the new facility now in place, we are moving forward with our strategic plans to improve the Company's financial performance."

Joe Malugen, Chairman, President and Chief Executive Officer, said, "During the first quarter, the rental business experienced increased pressure and was impacted by weaker titles released to video, increasing competitive pricing pressure, unfavorable weather and the earlier shift to daylight savings time in 2007. Notwithstanding these challenging market conditions, we're encouraged by several developments and ongoing initiatives. We've seen strong demand for video games, as evidenced by our solid product sales during the quarter, and we are pursuing a plan to increase the availability of gaming products in an additional 500 existing Hollywood Video and Movie Gallery stores. We are also moving forward with our plan to increase customer convenience and satisfaction by offering content through multiple channels. We are confident that we are taking the right steps to drive growth as we continue to pursue initiatives to reduce expenses and reposition Movie Gallery for the future."

Conference Call Information

Management will have a conference call today (May 11, 2007) at 11:00 a.m. Eastern Time to discuss the quarterly financial results. To listen to the conference, please call 1-877-340-MOVI ten minutes prior to the scheduled start time and reference passcode MOVIE GALLERY. The call may also be accessed on the Investor Relations section of the Company's website at: www.moviegallery.com.

A replay of the call can be accessed by dialing 1-877-919-4059, replay passcode 19421417 beginning immediately after the call on May 11, 2007 and continuing through July 11, 2007. The conference call webcast will also be archived on the Investor Relations section of the Company's web site.

About Movie Gallery

The Company is the second largest North American video rental company with over 4,575 stores located in all 50 U.S. states and Canada operating under the brands Movie Gallery, Hollywood Video, Game Crazy and MovieBeam. The Game Crazy brand represents 626 in-store departments and 14 free-standing stores serving the game market in urban locations across the United States.
MovieBeam is a movies-on-demand service that provides instant access to a changing lineup of movies through digital delivery to the home. Since Movie Gallery's initial public offering in August 1994, the Company has grown from 97 stores to its present size through acquisitions and new store openings.
For more information about the Company, please visit our website at: www.moviegallery.com.

Forward Looking Statements

To take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, you are hereby cautioned that this release contains forward-looking statements, including statements regarding the Company's plans and intentions, with regard to operational initiatives and the impact of the Company's new senior credit facility, that are based upon the Company's current intent, estimates, expectations and projections and involve a number of risks and uncertainties. Various factors exist which may cause results to differ from these expectations. These risks and uncertainties include, but are not limited to, risks related to the integration of acquisitions generally and the risk factors that are discussed from time to time in the Company's SEC reports, including, but not limited to, the Company's annual report on Form 10-K for the fiscal year ended December 31, 2006 and subsequently filed quarterly reports on Form 10-Q. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts

Analysts and Investors: Michelle K. Lewis, Movie Gallery, Inc.,
503-570-1950

Media: Andrew B. Siegel of Joele Frank, Wilkinson Brimmer Katcher, 212-355-4449 ext. 127


                                - tables follow -


                                Movie Gallery, Inc.
                      Consolidated Statements of Operations
              (Unaudited, in thousands, except per share amounts)


                                                   Thirteen Weeks Ended
                                                  ----------------------
                                                   April 2,    April 1,
                                                     2006        2007
                                                  ----------  ----------
Revenue:
  Rentals                                         $  570,427   $ 511,045
  Product sales                                      123,938     136,650
                                                  ----------  ----------
Total revenue                                        694,365     647,695

Cost of sales:
  Cost of rental revenue                             173,577     155,023
  Cost of product sales                               93,879     103,388
                                                  ----------  ----------
Gross profit                                         426,909     389,284

Operating costs and expenses:
 Store operating expenses                            311,727     307,984
 General and administrative                           46,941      46,964
 Amortization of intangibles                             733         695
 Other expenses                                   	   -          22
                                                  ----------  ----------
Operating income                                      67,508      33,619

Interest expense, net (includes $17,538
 write off of debt issuance costs for the
 thirteen weeks ended April 1, 2007)                  27,454      47,800
                                                  ----------  ----------
Income (loss) before income taxes                     40,054     (14,181)
Income taxes (benefit)                                  (293)        685
                                                  ----------  ----------
Net income (loss)                                 $   40,347  $  (14,866)
                                                  ==========  ==========

Net income (loss) per share:
   Basic                                          $     1.27  $    (0.47)
   Diluted                                        $     1.27  $    (0.47)

Weighted average shares outstanding:
   Basic                                              31,691      31,848
   Diluted                                            31,754      31,848


Movie Gallery, Inc.
Unaudited Financial Highlights
and Supplemental Information
($ in thousands)
                                                   Thirteen Weeks Ended
                                                  ----------------------
                                                   April 2,    April 1,
                                                     2006        2007
                                                  ---------  -----------
Adjusted EBITDA                                   $ 116,795  $    63,467

Same-store revenues:
Consolidated total                                    (6.5%)      (5.9%)
  - Movie Gallery                                     (3.7%)      (4.0%)
  - Hollywood                                         (7.7%)      (6.8%)
Consolidated rental                                   (7.7%)      (9.7%)
  - Movie Gallery                                     (5.6%)      (3.3%)
  - Hollywood                                         (8.8%)     (13.7%)
Consolidated product sales                            (0.8%)      11.4%
  - Movie Gallery                                     18.2%      (11.0%)
  - Hollywood                                         (3.9%)      16.0%

Margin data:
Rental margin                                         69.6%       69.7%
Product sales margin                                  24.3%       24.3%
Total gross margin                                    61.5%       60.1%

Percent of total revenue:
Rental revenue                                        82.2%       78.9%
Product sales                                         17.8%       21.1%
Store operating expenses                              44.9%       47.6%
General and administrative expenses                    6.8%        7.3%


                                                    Thirteen Weeks Ended
                                                   ---------------------
                                                    April 2,    April 1,
                                                      2006        2007
Cash Flow Data:                                    ----------  ---------
Net cash flow provided by
 (used in)operating activities                     $  (20,597)  $ 16,783
Net cash flow used in
 investing activities                                  (8,693)    (4,228)
Net cash flow used in
 financing activities                                 (71,392)   (18,172)

Balance Sheet Data:
Cash and cash equivalents                          $   34,468     27,335
Merchandise inventories, net                          127,049    149,008
Rental inventories, net                               358,038    333,953
Accounts payable                                      132,976     77,750
Long-term obligation,
 including current portion                          1,095,506  1,100,026

Store count:
   Beginning of period                                  4,749      4,642
   New store builds                                        70          1
   Stores acquired                                          -          -
   Stores closed                                          (46)       (54)
                                                    ---------   --------
   End of period                                        4,773      4,589
                                                    =========   ========


Disclosures Regarding Non-GAAP Financial Information

In this press release, we have provided a non-GAAP financial measure, Adjusted EBITDA, which is defined as operating income plus depreciation, amortization, non-cash stock compensation, and special items, less purchases of rental inventory. Adjusted EBITDA is presented as an alternative measure of operating performance that is used in making business decisions, executive compensation, and as an alternative measure of liquidity. It is an indicator of a company's ability to incur and service debt, finance its operations, and meet its growth plans. However, our computation of Adjusted EBITDA is not necessarily identical to similarly captioned measures presented by other companies in our industry. We encourage you to compare the components of our reconciliation of Adjusted EBITDA to operating income and our reconciliation of Adjusted EBITDA to cash flows from operations in relation to similar reconciliations provided by other companies in our industry. Our presentation of net cash provided by operating activities and Adjusted EBITDA treats rental inventory as being expensed upon purchase instead of being capitalized and amortized. This presentation differs from our GAAP basis presentation.
We believe this presentation is meaningful and appropriate to our EBITDA calculation, as it reflects the true cash used to acquire inventory during the period. It also takes into consideration the similarities to recurring merchandise inventory purchases, our operating cycle and the relatively short useful lives of our rental inventory. Adjusted EBITDA excludes the impact of changes in operating assets and liabilities. This adjustment eliminates temporary effects attributable to timing differences between accrual accounting and actual cash receipts and disbursements, and other normal, recurring and seasonal fluctuations in working capital that have no long-term or continuing affect on our liquidity. Investors should consider our presentation of Adjusted EBITDA in light of its relationship to operating income and net income in our statements of operations. Investors should also consider our presentation of Adjusted EBITDA in light of its relationship to cash flows from operations, cash flows from investing activities and cash flows from financing activities as shown in our statements of cash flows. Adjusted EBITDA is not necessarily a measure of "free cash flow" because it does not reflect periodic changes in the level of our working capital or investments in new store openings, business acquisitions, or other long-term investments we may make. However, it is an important measure used internally by executive management in making decisions about where to allocate resources. Because we use Adjusted EBITDA as a measure of performance and as a measure of liquidity, the tables below reconcile Adjusted EBITDA to both operating income and net cash flow provided by operating activities, the most directly comparable amounts reported under GAAP.


The following table provides a reconciliation of Adjusted EBITDA to operating income:

                                                   Thirteen Weeks Ended
                                                 -----------------------
                                                   April 2,    April 1,
                                                     2006        2007
                                                 ----------  -----------
Operating income                                 $   67,508   $   33,619
Rental amortization                                  65,372       49,323
Rental purchases                                    (45,943)     (42,974)
Depreciation and
 intangible amortization                             26,718       21,842
Stock compensation                                      420          709
Amendment/refinance fees                              2,720          948
                                                 ----------   ----------
Adjusted EBITDA                                  $  116,795   $   63,467
                                                 ==========   ==========


The following table provides a reconciliation of Adjusted EBITDA to net cash provided by (used in) operating activities:

                                                   Thirteen Weeks Ended
                                                 -----------------------
                                                   April 2,    April 1,
                                                     2006        2007
                                                 ----------  -----------
Net cash provided by
 (used in) operating activities                  $ (20,597)  $    16,783
Changes in operating
 assets and liabilities                            103,140        15,493
Investment in base stock
 inventory                                           5,903           184
Amortization of debt
 issuance cost                                      (1,532)      (19,178)
Other non-cash expense		                         -           913
Deferred income taxes                                    -          (161)
Interest expense                                    27,454        47,800
Income taxes                                          (293)          685
Amendment/refinance fees                             2,720           948
                                                ----------   -----------
Adjusted EBITDA                                 $  116,795   $    63,467
                                                ==========   ===========